Exhibit 3(ii)(a)

Amendments to the NextEra Energy, Inc. Bylaws
October 14, 2016

The bylaws are amended by:
(1) Adding “or Article I, Section 11 of these bylaws” after “Section 9(a)(1)” in the last sentence of Article I, Section 9(a)(1) of the bylaws; and
(2) Adding new Article I, Section 11 to the bylaws as follows:
Section 11.    Proxy Access for Director Nominations.
(a)    General. The Corporation shall include in its proxy statement for an annual meeting of shareholders the name, together with the Required Information (as defined below), of any person nominated for election (a “Shareholder Nominee”) to the board of directors by a shareholder that satisfies, or by a group of no more than twenty (20) shareholders that satisfy, the requirements of this Section 11 (an “Eligible Shareholder”), and that expressly elects at the time of providing the notice required by this Section 11 (the “Nomination Notice”) to have its nominee included in the Corporation’s proxy materials pursuant to this Section 11.
(b)    Timely Notice. To be timely, a shareholder’s Nomination Notice must be delivered to or mailed and received by the secretary of the Corporation at the principal executive offices of the Corporation not earlier than the opening of business on the 150th day prior to and not later than the close of business on the 120th day prior to the first anniversary of the date the Corporation commenced mailing of its proxy materials in connection with the most recent annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is more than 30 days earlier or more than 60 days later than such first anniversary date, to be timely the Nomination Notice must be so received on the later of the close of business on the 120th day prior to the date of such annual meeting or the 10th day following the day on which public announcement of the date of such annual meeting is first made by the Corporation. In no event shall any adjournment or postponement of an annual meeting or the public announcement thereof commence a new time period (or extend any time period) for the giving of a Nomination Notice as described above.
(c)    Required Information. For purposes of this Section 11, the “Required Information” that the Corporation will include in its proxy statement is (i) the information concerning the Shareholder Nominee and the Eligible Shareholder that is required to be disclosed in the Corporation’s proxy statement by the rules and regulations promulgated under the Exchange Act; and (ii) if the Eligible Shareholder so elects, a Statement (as defined below). To be timely, the Required Information must be delivered to or mailed and received by the secretary of the Corporation within the time period specified in this Section 11 for providing the Nomination Notice.

(d)    Number of Nominees. The number of Shareholder Nominees (including Shareholder Nominees that were submitted by an Eligible Shareholder for inclusion in the Corporation’s proxy solicitation materials pursuant to this Section 11 but either are subsequently withdrawn or that the board of directors decides to nominate as board of director nominees) appearing in the Corporation’s proxy materials with respect to an annual meeting of shareholders shall not exceed the greater of (1) two or (2) twenty percent (20%) of the number of directors in office as of the last day on which a Nomination Notice may be delivered pursuant to this Section 11, or if such amount is not a whole number, the closest whole number below twenty percent (20%). In the event that the number of Shareholder Nominees submitted by all Eligible Shareholders pursuant to this Section 11 exceeds this maximum number, each Eligible Shareholder will select one Shareholder Nominee for inclusion in the Corporation’s proxy materials until the maximum number is reached, choosing in order of the amount (largest to smallest) of shares of the common stock of the Corporation each Eligible Shareholder disclosed as owned in its respective Nomination Notice submitted to the Corporation and confirmed by the Corporation. If the maximum number is not reached after each Eligible Shareholder has selected one Shareholder Nominee, this selection process will continue as many times as necessary, following the same order each time, until the maximum number is reached. In the event that two or more Eligible Shareholders disclose ownership of the same number of shares of common stock of the Corporation, such Eligible Shareholders will choose in the order of receipt of their respective Nomination Notice by the secretary of the Corporation.
(e) (1) Share Ownership for Eligibility to Make Nominations. For purposes of this Section 11, an Eligible Shareholder shall be deemed to “own” only those outstanding shares of the common stock of the Corporation as to which the shareholder possesses both (A) the full voting and investment rights pertaining to the shares and (B) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (A) and (B) shall not include any shares (C) sold by such shareholder or any of its affiliates in any transaction that has not been settled or closed, (D) borrowed by such shareholder or any of its affiliates for any purposes or purchased by such shareholder or any of its affiliates pursuant to an agreement to resell or (E) subject to any option, warrant, forward contract, swap, contract of sale, or other derivative or similar agreement entered into by such shareholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding common stock of the Corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (i) reducing in any manner, to any extent or at any time in the future, such shareholder’s or any of its affiliate’s full right to vote or direct the voting of any such shares, and/or (ii) hedging, offsetting or altering to any degree gain or loss arising from the full economic interest in such shares by such shareholder or affiliate. For purposes of this Section 11, the terms “affiliate” or “affiliates” shall have the meaning ascribed to them under the rules and regulations promulgated under the Exchange Act.
(2) Shares Held by Nominees. A shareholder shall “own” shares held in the name of a nominee or other intermediary so long as the shareholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares, as set forth in Section 11(e)(1) above. A person’s ownership of shares shall be deemed to continue during any period in which (A) the person has loaned such shares, provided that the person has the power to recall such loaned shares on five business days’ notice or (B) the person has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement that is revocable at any time by the person. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the common stock of the Corporation are “owned” for these purposes shall be determined by the board of directors, a committee thereof or an officer of the Corporation designated pursuant to Section 11(m) hereof, which determination shall be conclusive and binding on the Corporation and its shareholders, any Shareholder Nominee and any other person.
(f) (1) Ownership Amount and Period of Ownership. An Eligible Shareholder must have owned (as defined above in Section 11(e)) continuously for at least three (3) years that number of shares of common stock as shall constitute three percent (3%) or more of the outstanding common stock of the Corporation (the “Required Shares”) as of both (1) a date within seven (7) days prior to the date of the Nomination Notice and (2) the record date for determining shareholders entitled to vote with respect to the election of directors at the annual meeting.
(2) Members of the Group. For purposes of satisfying the foregoing ownership requirement under this Section 11, (A) the shares of the common stock of the Corporation owned by one or more shareholders, or by the person or persons who own shares of the common stock of the Corporation and on whose behalf any shareholder is acting, may be aggregated, provided that the number of shareholders and other persons whose ownership of shares of common stock of the Corporation is aggregated for such purpose shall not exceed twenty (20), and (B) a group of funds under common management and investment control shall be treated as one shareholder or person for this purpose. No person may be a member of more than one group of persons constituting an Eligible Shareholder under this Section 11. For the avoidance of doubt, if a group of shareholders aggregates ownership of shares in order to meet the requirements under this Section 11, all shares held by each shareholder constituting their contribution to the foregoing 3% threshold must be held by that shareholder continuously for at least three (3) years, and evidence satisfactory to the Corporation of such continuous ownership shall be provided.
(3) Additional Information Required to be Delivered. Within the time period specified in this Section 11 for providing the Nomination Notice, an Eligible Shareholder must provide the following information in writing to the secretary of the Corporation (in a form reasonably to be specified by the secretary of the Corporation):
(A) one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three-year holding period) verifying that, as of a date within seven days prior to the date of the Nomination Notice, the Eligible Shareholder owns, and has owned continuously for the preceding three years, the Required

Shares, and the Eligible Shareholder’s agreement to provide, within five business days after the record date for the annual meeting, written statements from the record holder and intermediaries verifying the Eligible Shareholder’s continuous ownership of the Required Shares through the record date;
(B) the written consent of each Shareholder Nominee to being named in the proxy statement as a nominee and to serving as a director if elected, together with the information and representations that would be required to be set forth in a shareholder’s notice of a nomination pursuant to Section 9(a)(3) hereof;
(C) a copy of the Schedule 14N (or any successor form or schedule) that has been filed with the Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act (or any successor rule or regulation);
(D) a representation that the Eligible Shareholder (including each member of any group of shareholders that together is an Eligible Shareholder under this Section 11) (i) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control of the Corporation, and does not presently have such intent, (ii) has not nominated and will not nominate for election to the board of directors at the annual meeting any person other than the Shareholder Nominee(s) being nominated pursuant to this Section 11, (iii) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act (or any successor rule or regulation), in support of the election of any individual as a director at the annual meeting other than its Shareholder Nominee or a nominee of the board of directors, (iv) will not distribute to any shareholder any form of proxy for the annual meeting other than the form distributed by the Corporation and (v) in the case of a nomination by a group of shareholders that together is an Eligible Shareholder, the designation by all group members of one group member that is authorized to act on behalf of all such members with respect to the nomination and matters related thereto, including any withdrawal of the nomination; and
(E) an undertaking that the Eligible Shareholder agrees to (i) own the Required Shares through the date of the annual meeting, (ii) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Shareholder’s communications with the shareholders of the Corporation or out of the information that the Eligible Shareholder provided to the Corporation, (iii) indemnify, defend and hold harmless the Corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of any nomination, solicitation or other activity by the Eligible Shareholder in connection with its efforts to elect the Shareholder Nominee pursuant to this Section 11, (iv) comply with all other laws and regulations applicable to any solicitation in connection with the annual meeting and (v) provide to the Corporation prior to the annual meeting such additional information as may be necessary or required with respect to (iv) above.
(g) Eligible Shareholder Statement; Company Statement. The Eligible Shareholder may provide to the secretary of the Corporation, at the time the information required by this Section 11 is provided, a written statement for inclusion in the Corporation’s proxy statement for the annual meeting, not to exceed five hundred (500) words, in support of the Shareholder Nominee’s candidacy (the “Statement”). Notwithstanding anything to the contrary contained in this Section 11, the Corporation may omit from its proxy materials any information or Statement (or portion thereof) that it, in good faith, believes would violate any applicable law or regulation or be materially misleading or inappropriate. The Corporation may solicit against, and include in the Corporation’s proxy statement its own statement relating to, any Shareholder Nominee.
(h) Shareholder Nominee Information and Representations. Within the time period specified in this Section 11 for delivering the Nomination Notice, a Shareholder Nominee must deliver to the secretary of the Corporation, in a form reasonably to be specified by the secretary of the Corporation, a written representation and agreement that the Shareholder Nominee (1) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will vote or otherwise act on any matter that has not been disclosed to the Corporation or any commitment that could interfere with the nominee’s ability to comply, if elected as a director of the Corporation, with such person's fiduciary duties under applicable law, (2) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation, (3) will act as a representative of all of the shareholders of the Corporation while serving as a director, (4) will provide statements and other information in all communications with and by the Corporation that are or will be true and correct in all material respects and shall not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading, and (5) will comply with all the Corporation’s corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines, and any other Corporation policies and guidelines applicable to directors, as well as any applicable law, rule or regulation or listing standards of the primary U.S. securities exchange upon which the common stock of the Corporation is listed. At the request of the Corporation, the Shareholder Nominee must submit all completed and signed questionnaires required of the Corporation’s directors and officers. The Corporation may request such additional information as necessary to permit the board of directors, or a committee thereof or an officer of the Corporation designated pursuant to Section 11(m) hereof, to determine if each Shareholder Nominee is independent under the listing standards of the primary U.S. securities exchange upon which the common stock of the Corporation is listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the board of directors, or a committee thereof, in determining and disclosing the independence of the Corporation’s directors (the

“Applicable Independence Standards”) and otherwise meets the criteria for non-employee directors, as set forth in the Corporation’s Corporate Governance Principles & Guidelines, as amended from time to time, which determination shall be conclusive and binding on the Corporation and its shareholders, any Shareholder Nominee and any other person. If the board of directors, a committee thereof or an officer of the Corporation designated pursuant to Section 11(m) hereof determines that the Shareholder Nominee is not independent under the Applicable Independence Standards or does not meet the criteria for non-employee directors, as set forth in the Corporation’s Corporate Governance Principles & Guidelines, as amended from time to time, the Shareholder Nominee will not be eligible for inclusion in the Corporation’s proxy materials. In the event that any information or communication provided by an Eligible Shareholder or a Shareholder Nominee ceases to be true and correct in all material respects or omits a material fact necessary to make the statements made, in light of circumstances under which they were made, not misleading, each Eligible Shareholder or Shareholder Nominee, as the case may be, shall promptly notify the secretary of the Corporation of all defects in such previously provided information and of the information that is required to correct all such defects.
(i) Reserved.
(j) Disqualification of Shareholder Nominees. The Corporation shall not be required to include, pursuant to this Section 11, any Shareholder Nominee in its proxy materials for any meeting of shareholders (1) for which the secretary of the Corporation receives a notice that a shareholder has nominated a person for election to the board of directors pursuant to the advance notice requirements for shareholder nominees for director set forth in Section 9 hereof and such shareholder does not expressly elect, at the time of providing the shareholder’s notice required by Section 9 hereof, to have its nominee included in the Corporation’s proxy materials pursuant to this Section 11, (2) if the Eligible Shareholder who has nominated such Shareholder Nominee has engaged in or is currently engaged in, or has been or is a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act (or any successor rule or regulation), in support of the election of any individual as a director at the meeting other than its Shareholder Nominee(s) or a nominee of the board of directors, (3) who is not independent under the Applicable Independence Standards, as determined by the board of directors, a committee thereof or an officer of the Corporation designated pursuant to Section 11(m) hereof, which determination shall be conclusive and binding on the Corporation and its shareholders, any Shareholder Nominee and any other person, (4) whose election as a member of the board of directors would cause the Corporation to be in violation of these Bylaws, the Charter, the listing standards of the primary U.S. securities exchange upon which the common stock of the Corporation is listed, or any applicable law, rule or regulation, (5) who is an employee or director of a competitor or significant (or potentially significant) customer, supplier, contractor, counselor or consultant, (6) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten years, (7) who is subject to any order, judgment, decree or other disqualification of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended (or any successor rule or regulation), (8) if such Shareholder Nominee or the applicable Eligible Shareholder shall have provided information to the Corporation with respect to such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which it was made, not misleading, as determined by the board of directors, a committee thereof or an officer of the Corporation designated pursuant to Section 11(m) hereof, which determination shall be conclusive and binding on the Corporation and its shareholders, any Shareholder Nominee and any other person, (9) who is a director or officer of any public utility company or other entity regulated by the Federal Energy Regulatory Commission or the Public Utilities Commission of Texas , (10) whose then-current business or personal interests place the Shareholder Nominee in a conflict of interest with the Corporation or any of its subsidiaries or affiliates, or (11) if the Eligible Shareholder or applicable Shareholder Nominee otherwise contravenes any of the agreements or representations made by such Eligible Shareholder or Shareholder Nominee or otherwise fails to comply with its obligations pursuant to this Section 11.
(k) Effect of Breach of Agreements. Notwithstanding anything to the contrary set forth in this Section 11, the board of directors, a committee thereof, an officer of the Corporation designated pursuant Section 11(m) hereof, or the person presiding at the meeting shall declare a nomination by an Eligible Shareholder to be invalid, which determination shall be conclusive and binding on the Corporation and its shareholders, any Shareholder Nominee and any other person, and such nomination shall be disregarded notwithstanding that proxies may have been received by the Corporation that cast votes “for” the election of such Eligible Shareholder’s Shareholder Nominee(s), if (1) the Shareholder Nominee(s) and/or the applicable Eligible Shareholder shall have breached its or their obligations, agreements or representations contemplated under this Section 11, as determined by the board of directors, a committee thereof, an officer of the Corporation designated pursuant to Section 11 (m) hereof or the person presiding at the annual meeting of shareholders, or (2) the Eligible Shareholder (or a qualified representative thereof) does not appear at the annual meeting of shareholders to present any nomination pursuant to this Section 11.
(l) Obligation to File Soliciting and Communication Materials. The Eligible Shareholder (including any person who owns shares of common stock of the Corporation that constitute part of the Eligible Shareholder’s ownership for purposes of satisfying Section 11(f) hereof) shall file with the Securities and Exchange Commission any solicitation materials or other communication with the Corporation’s shareholders relating to the annual meeting at which the Shareholder Nominee will be nominated, regardless of whether (1) any filing of such materials or other communication is required under Regulation 14A of the Exchange Act (or any successor regulation) or (2) any exemption from filing is available for such materials or other communication under Regulation 14A of the Exchange Act (or any such successor rule or regulation).
(m) Authority for Implementation. Any determination to be made with respect to the satisfaction of any term or condition of this Section 11, or the resolution of any dispute with respect thereto, shall be made by the board of directors, a committee thereof or any officer designated by the board of directors or a committee thereof and any such determination or resolution shall be final and binding on the Corporation, any Eligible Shareholder, any Shareholder Nominee and any other person so long as made in good faith (without any further requirements). The person presiding at the annual meeting of shareholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power and duty to determine whether a Shareholder Nominee has been nominated in accordance with the provisions of this Section 11 and, if not so nominated, shall direct and declare at the meeting that such Shareholder Nominee shall not be considered for election as a director at the meeting.